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                                                                    Exhibit 9.41
                         Nicholas-Applegate Mutual Funds
                                600 West Broadway
                           San Diego, California 92101

                              ______________, 199_

Nicholas-Applegate Capital Management
600 West Broadway
San Diego, California 92101

Ladies and Gentlemen:

          This will confirm that as a result of our recent reorganization, the expense limitation letter agreement between us dated September 27, 1993, as previously amended, is hereby further amended to change the references to "Portfolios" therein to "Funds" and to add to Appendix A thereof the Percentage Limitations attached hereto as Exhibit A with respect to the various Classes of the Funds.

          The Percentage Limitations will continue until March 31, 1999, unless voluntarily extended by you, and will be subject to the reimbursement provisions in the Funds' prospectuses.

          In all other respects, the expense limitation letter agreement, as previously amended, will remain in full force and effect. Please sign this letter below to confirm your agreement with these amendments.

                         Very truly yours,


                         E. Blake Moore, Jr.
                         Secretary
AGREED:

Nicholas-Applegate Capital Management
By:  Nicholas-Applegate Capital Management
     Holdings, L.P., its General Partner
By:  Nicholas-Applegate Capital Management
     Holdings, Inc., its General Partner

By:
    ------------------------------------
     E. Blake Moore, Jr.
     Secretary


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                                    EXHIBIT A


Name of Fund and Class                                     Percentage Limitation
----------------------                                     ---------------------

Core Growth Fund,        Class A                                      1.60
                         Class B                                      2.25
                         Class C                                      2.25
                         Class Q                                      1.25
                         Class I                                      1.00

Large Cap Growth Fund,   Class A                                      1.60
                         Class B                                      2.25
                         Class C                                      2.25
                         Class Q                                      1.25
                         Class I                                      1.00

Mini Cap Growth Fund,    Class I                                      1.56

Emerging Growth Fund,    Class A                                      1.95
                         Class B                                      2.60
                         Class C                                      2.60
                         Class Q                                      1.50
                         Class I                                      1.17

Income & Growth Fund,    Class A                                      1.60
                         Class B                                      2.25
                         Class C                                      2.25
                         Class Q                                      1.25
                         Class I                                      1.00

Balanced Growth Fund,    Class A                                      1.60
                         Class B                                      2.25
                         Class C                                      2.25
                         Class Q                                      1.25
                         Class I                                      1.00

Worldwide Growth Fund,   Class A                                      1.85
                         Class B                                      2.50
                         Class C                                      2.50
                         Class Q                                      1.60
                         Class I                                      1.35


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Name of Fund and Class                                     Percentage Limitation
----------------------                                     ---------------------

International Growth  Fund,            Class A                       1.95
                                       Class B                       2.60
                                       Class C                       2.60
                                       Class Q                       1.65
                                       Class I                       1.40

Emerging Countries Fund,               Class A                       2.25
                                       Class B                       2.90
                                       Class C                       2.90
                                       Class Q                       1.90
                                       Class I                       1.65

Global Growth & Income Fund,           Class I                       1.35

International Small Cap Growth Fund,   Class A                       1.95
                                       Class B                       2.60
                                       Class C                       2.60
                                       Class Q                       1.65
                                       Class I                       1.40

Money Market Fund                                                    1.10

Value Fund, Class I                                                  1.00

High Yield Bond Fund, Class I                                        0.75

Strategic Income Fund, Class I                                       0.75

Short-Intermediate Fixed Income Fund, Class I                        0.35

Fully Discretionary Fixed Income Fund, Class A                       0.45

Global Technology Fund, Class I                                      1.40


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